UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

ICTV BRANDS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49638	76-0621102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Devon Park Drive, Suite 306

Wayne, PA 19087

(Address of principal executive offices)

484-598-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02 DEPARTURE OF PRINCIPAL OFFICER; APPOINTMENT OF PRINCIPAL OFFICER

On February 20, 2019, Ernest P. Kollias, Jr., the Chief Financial Officer of ICTV Brands Inc. (the “Company”), notified Kelvin Claney, the Company’s Chief Executive Officer and Chairman of the Board of Directors, of Mr. Kollias’ decision to resign from the position of CFO to pursue other opportunities, pursuant to his letter dated January 30, 2019 and following subsequent discussions with Mr. Claney relating to Mr. Kollias’ contemplated resignation. Mr. Kollias’ resignation will be effective March 31, 2019 and he will continue to act as the Company’s CFO until that time. After March 31, 2019, Mr. Kollias intends to provide services to the Company as a consultant.

On February 22, 2019, the Board of Directors appointed Craig J. Millman, the Company’s current Vice President of Financial Reporting, as the Company’s interim Chief Financial Officer, effective April 1, 2019, to serve as such until such time as the Board of Directors names a new Chief Financial Officer. The Company will pay Mr. Millman an annual salary of $160,000, a $600 per month allowance for vehicle expenses, and full healthcare benefits. Mr. Millman will also be entitled to 20 days of paid vacation per year and will be eligible to participate in the standard benefits plans offered to similarly situated employees by us from time to time, subject to plan terms and our generally applicable policies.

Mr. Millman, age 57, is a Certified Public Accountant. From 2014-2018, Mr. Millman was the Chief Financial Officer for CBC Settlement Funding, LLC. He is a seasoned financial executive with more than 25 years of experience, holding several positions including CFO, Controller and Director of Finance. Mr. Millman received a Bachelor of Business Administration degree in Accounting from Temple University in 1983 and a Master of Business Administration degree from Villanova University in 1992.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICTV BRANDS INC.

Date: February 22, 2019	By:	/s/ Kelvin Claney
	Name:	Kelvin Claney
	Title:	Chief Executive Officer